Exhibit 10.17

AUM Loan Contract of China Construction Bank

Contract No.: 650291016-0091-20216323491

Borrower (Party A): Xinjiang Hemujia Trading Co., Ltd

Address: No. 26, Wenhua Road, Tianshan District, Urumqi City, Xinjiang Uygur Autonomous Region

Postcode: 830000

Legal representative (principal): Wang Baolin

Fax: 2333223 Tel.: 2333223

Name of the co-borrower: Xiong Ying

Address: Urumqi City, Xinjiang District

Postcode: 830002

Certificate name and No.: Resident ID card /[*]

Tel.: [*]

Lender (Party B): Renmin Road Sub-branch in Urumqi City, China Construction Bank Corporation

Address: No. 183, Renmin Road, Tianshan District, Urumqi City

Postcode: 830002

Principal: Ma Qiumei

Fax: [*] Tel.: [*]

Party A and Party B hereby have reached an agreement through consultation to conclude this Contract for mutual compliance in accordance with relevant law and regulations

Article 1 Borrowing limit

The loan provided by Party B to Party A is (in words) TWO MILLION TWO HUNDRED AND SEVENTY SEVEN THOUSAND ONLY.

The borrowing limit herein refers to the limit of the principal balance of the working capital loan provided by Party B to Party A during the validity period of the amount agreed in this Contract. During the validity period of the limit, Party A can recycle the borrowing limit. As long as Party A can continuously apply for loan regardless of times and the amount of each loan as long as the outstanding balance of the loan principal hereunder does not exceed the borrowing limit, but the sum of the loan amount applied by Party A and the outstanding balance of the loan principal hereunder shall not exceed the borrowing limit.

Article 2 Borrowing purpose and source of repayment

Party A shall apply the loans to the turnover of daily production and business.

The repayment source of the loan hereunder shall be the recoup funds from production and operation.

Article 3 Validity period of borrowing limit

The validity period of the borrowing limit hereunder is from September 22, 2020 to September 22, 2021 (hereinafter referred to as “the validity period of the loan limit”). Party A shall pay off the single loan incurred during the validity period of the quota no later than the expiration date of the validity period of the quota.

The unused borrowing limit will be automatically invalid when the validity of borrowing limit terminates.

The term “single loan” refers to the period from the withdrawal date to the agreed repayment date.

The term “loan disbursement” refers to that Party B issues the amount of loan to the loan origination account according to Party A’s application and provisions hereof.

Article 4 The use of borrowing limit

I. Party A can apply for loan one by one according to the requirements within the validity period of credit line and borrowing limit, both parties shall conduct corresponding formalities.

II. If the guarantor fulfills the guarantee obligation in accordance with the guarantee Contract, Party B shall deduct the borrowing limit principal based on the principal amount of the guarantee obligation already performed by the guarantor.

III. The amount of loan applied by Party A each time shall not be less than 00,000 yuan, and the time limit shall not be less than 0 days or longer than 12 months.

Article 5 Loan interest rate, penalty interest rate, interest accrual and interest settlement

I. Loan interest rate

The loan interest rate hereunder shall be implemented at 4.2525%, that is, LPR interest rate plus (optionally “plus” or “minus”) 40.25 basis points (1 basis point = 0.01%, precise to 0.01 basis points), which shall remain unchanged during the loan term.

II. Penalty interest rate

If Party A fails to use the loan in accordance with the Contract, the penalty interest rate shall be 100% higher than the loan interest rate. And the overdue penalty interest rate shall be 50% higher than the loan interest rate. In the case of overdue and misappropriated loans at the same time, the penalty interest and compound interest shall be calculated and charged according to the more seriously.

III. The value date mentioned here refers to the date on which a single loan is transferred to the loan origination account set forth in Article 7 hereof (hereinafter referred to as the “loan origination account”). The LPR interest rate hereunder refers to the one-year loan market quoted rate of the National Inter-bank Lending Center on one working day before the effective date of this Contract.

IV. The loan interest should be calculated since the date on which the loan is transferred to the loan origination account. Daily interest accrual is used here, daily interest rate = annual interest rate / 360. If Party A fails to pay the interest on the settlement date as stipulated hereby, compound interest shall be charged from the next day.

V. Settlement

The interest of the loan hereunder is settled monthly, and the settlement date is fixed on the 20th day of each month.

Article 6 Origination and payment of loans

I. Preconditions for loans origination

Unless Party B waives in whole or in part, Party B is obligated to issue loans only if all the following preconditions are continuously met:

1. Party A has completed the approval, registration, delivery, insurance and other legal procedures related to the loan hereunder;

2. If the Contract is guaranteed, the guarantee that meets the requirements of Party B shall be effective and continues to be effective;

3. Party A has opened an account for withdrawal and repayment as required by Party B;

4. Party B has received the application for borrowing from Party A, and has reviewed and approved it;

5. Party A has not incurred any events of default stipulated herein;

6. Any circumstances that may endanger Party B’s obligatory right stipulated herein have not happened;

7. Laws and regulations, and the entitled divisions shall not prohibit or refrain Party B from issuing a loan hereunder;

8. Party A’s financial indicators continue to meet the relevant requirements of Party B for granting loans;

9. Party A has submitted relevant materials before loan issuance in accordance with this Contract;

10. The information provided by Party A to Party B is legal, true, complete, accurate and valid, and meets other requirements put forward by Party B;

11. Other prerequisites: None.

II. Party A self-payment

A single loan payment can be made by Party A’s self-payment, that is, Party A will independently pay its transaction counterparty after Party B has released the loan funds to the loan origination account according to Party A’s withdrawal application. Party A shall guarantee its trading object in accordance with the specific use for such loan and the transaction information.

III. Whether Party B’s entrusted payment or Party A’s self-payment is adopted, once the loan funds enter the loan origination account, it shall be deemed that Party B has fulfilled the loan obligation. Party A shall ensure the loan origination account in normal condition (include but not limited to not frozen by entitled offices) Party A shall bear all risks, liabilities and losses that occur after the loan funds enter the loan origination account and are frozen or deducted by the competent authority. And Party A shall compensate any losses and damages of Party B.

Article 7 Account use and supervision

I. Loan origination account

The loan origination account hereunder is the account opened by Party A with Party B (account number: [*]).

II. Fund withdrawal account

1. Party A will use the existing account (account number: [*]) that has been opened with Party B as a fund withdrawal account.

2. Party B has the right to manage the in and out of the account withdrawn funds. More precisely,

(1) The time when the funds withdrawn from circulation are in place: The returned funds should be in place before the loan maturity date.

(2) Other requirements put forward by Party B.

Article 8 Repayment

I. Repayment principles

Party A’s payment hereunder should be in accordance with the following principles:

Party B has the right to use Party A’s repayment first to repay the expenses agreed by this contract that Party A shall bear but paid by Party B as well as the expenses of Party B’s realization of the creditor’s rights. The remaining amount shall be repaid in accordance with the principle of repaying the interest first and then the principal, and the interest is paid off with the principal. But for the loans whose principal and interest is overdue for more than ninety days or for the loans stipulated otherwise by laws, regulations or rules the reimbursement of Party A, after repaying the above expenses, should be in accordance with the principle that interest should be paid fist and the then the principal.

II. Interest payment

Party A shall pay Party B the due interest on interest settlement day. The first payment date is the first interest settlement day after releasing loan. Repayment for the principal and interest upon the last repayment

III. Mode of repayment

Party A shall reserve the amount payable in the current period in the fund withdrawal account or other accounts opened by Party B and the personal account of the guarantor before the repayment date stipulated herein and transfer the loan by itself (Party B also has the right to transfer money from the account to repay the loan), or transfer money from other accounts for loan repayment on the repayment date agreed herein.

IV. Prepayment

Party A’s early repayment should be based on the actual number of days of payment and the loan interest rate determined in Article 5 hereto to calculate the interest.

After repaying some of the loan, the loan having not yet returned should be implemented the loan interest rate specified herein.

Article 9 Rights and obligations of Party A

I. Rights of Party A

(I) Apply to Party B for loan disbursement in accordance with the contract;

(II) Use the loan for the purpose agreed herein;

(III) Require Party B to keep confidential the relevant financial information and production and operation business secrets provided by Party A, unless otherwise provided by laws, regulations and rules, otherwise required by the competent authority, or otherwise agreed by both parties;

(IV) Refuse to bribe Party B and its staff. Confronted with the above behavior or any other behavior of Party B in violation of national credit interest rate, service fees and other laws and regulations of the act, Party A has the right to inform the relevant departments.

II. Obligations of Party A

(I) Withdraw money and fully repay principal and interest of the loan according to the provisions hereto, assume expenses stimulated herein;

(II) Provide relevant financial and accounting information, production and operation status information and other materials in accordance with Party B’s requirements;

(III) In the event of major adverse events affecting Party A’s solvency or other circumstances endangering Party B’s bonds, or in the event of any changes in industrial and commercial registration matters, such as the name, initial agent for service of process (responsible person), domicile or business place, registered capital or Articles of Association of the company (enterprise), Party A shall inform Party B in writing within 3 working days after occurrence and attach the related data changed;

(IV) Party A shall use the borrowing according to the purpose agreed herein, and shall not misuse, embezzle or use bank loans to engage in illegal and crooked transactions, shall not use the borrowing for investment in fixed assets, equity, etc., and shall not use the borrowing in portfolio investment and equity investment such as stocks; shall not use the borrowing for forward bargain; and shall not use the borrowing in the fields and purposes prohibited by the state for production and operation, and shall not replace the liabilities arising from Party A’s investment in fixed assets and equity; Party A shall cooperate with Party B and accept Party B’s inspection and supervision of its production & operation and financial activities, financing use and disbursement under this Contract, and shall cooperate with Party B and accept Party B’s related management requirements after the financing; Party A shall not illegally withdraw the funds, transfer funds and make use of related transaction to evade the debt to Party B; Party A shall not use the false contract entered with interested party and discount on or pledge claims such as notes receivable or accounts receivable to cheat the bank of capital or credit; Party A shall pay the borrowing as agreed herein, and shall not elude the entrusted payment of Party B by breaking up the whole into parts;

(V) Should Party A make use of the borrowing herein for manufacturing, it shall abide by the national regulations on environmental protection;

(VI) Before failing to pay off the loan principal and interest of the lender, without the written consent of Party B, Party A shall not provide the guarantee for the third party with the loan assets under this Contract;

(VII) Should Party A is the group customer, Party A shall report the more than 10% related transactions of Party A’s net assets to Party B in time, including: (1) Relationship between the trading parties; (2) Trading items and nature; (3) The trading amount or the corresponding proportion; (4) Pricing policy (including trading with no amount or nominal amount only).

(VIII) Before implementing the major matters, such as the merger, division, equity transfer, foreign investment and substantial increase of debt financing, Party A shall obtain Party B’s written consent. But the written consent of Party B does not affect the right of taking remedial measures in accordance with the stipulation hereof in future, when Party B thinks aforementioned behaviors may threat the security of creditor’s rights.

(IX) Party A shall summarize and report the financing use and disbursement to Party B on schedule.

(X) The co-borrower and borrowing company have the same borrowing responsibility. In case of Party B issues the loan according to this Contract, Party B is entitled to claim all the creditor’s rights from either the borrowing company or the co-borrower. Neither the borrowing company nor the co-borrower shall refuse to meet the loan obligations to Party B based on any internal agreement or any other objection on debt commitment. The borrowing company shall not refuse to meet the loan obligations on the grounds that loans are used or embezzled by the co-borrower, and the co-borrower shall not refuse to meet the loan obligations on the grounds that loans are used or embezzled by the borrowing company.

Article 10 Rights and obligations of Party B

I. Party B shall be entitled to require Party A to repay the financing principal & interest and expenses on schedule, to manage and control the payment of financing funds, to conduct the dynamic monitoring on Party A’s overall cash flow, to reclaim the financing in advance pursuant to Party A’s fund withdrawal, to execute other rights herein, and to require Party A to perform other rights herein;

II. The loan shall be issued in accordance with the provisions hereof, except for the delay or failure caused by Party A’s reasons or other reasons not attributable to Party B;

III. Keep confidential the relevant financial information and production and operation business secrets provided by Party A, unless otherwise provided by laws, regulations and rules, otherwise required by the competent authority, or otherwise agreed by both parties;

IV. Party B shall not provide bribery to Party A or its staff or claim or receive claim from them.

V. Party B shall not conduct dishonest acts or acts that might infringe the legitimate rights and interests of Party A.

Article 11 Default responsibilities and remedial measures in the cases endangering the Party B’s obligatory rights.

I. Party B’s breach of contract and the default responsibilities

(I) If Party B fails to issue loans without reasonable reasons and without in accordance with this Contract, Party A can require Party B to continue to issue loans in accordance with this Contract;

(II) In case Party B charges Party A the interest and expenses that shall not be charged, which is the violation on prohibitive provisions of the national laws and regulations, Party A shall have the right to require Party B to refund such amount.

II. Party A’s breach of contract

(I) Party A violates any provision herein or violates any legal obligation;

(II) Party A expresses, directly or by its acts, that it will not perform any of the obligations herein.

III. Circumstances that may endanger creditor’s rights of Party B

(I) In the event of one of the following cases, Party B considers that it may endanger the safety of creditor’s rights hereunder: Party A has circumstances of contract, trusteeship (takeover), leasing and shareholding reform, reduction of registered capital, investment, joint management, merger, acquisition, reorganization, division and joint venture, equity transfer, substantial increase in debt financing, applies for or is requested to apply for stopping business for internal rectification, applies for dissolution, revoked, applies for or is requested to apply for bankruptcy, change of controlling shareholders/actual controller or transfer of material assets, suspend production, goes out of business, being imposed high fines by competent authority, being of cancellation of registration, being revoked business license, involving in big legal disputes, meeting serious difficulties in production and operation and deterioration of financial conditions, reduction of credit status and being unable to properly perform duties as legal representative or main responsible person;

(II) In the event of one of the following cases, Party B considers that it may endanger the safety of creditor’s rights hereunder: Party A fails to fulfill other matured debts (including matured debts of institutions at all levels of China Construction Bank or other third parties), transfers property with low price and without compensation, relieves the third party’s debt, delays in exercising creditor’s rights or other rights, or providing the guarantee for the third party; Party A’s financial indicators fail to continuously meet Party B’s relevant requirements; Abnormal fluctuations occur in the funds of Party A’s any accounts (including but not limited to the fund withdrawal account and other accounts supervised by Party B); Party A has major cross default events; Party A’s profitability of the main business is weak; The loan fund is used abnormally.

(III) Shareholders of Party A abuse the independent status of the corporate juridical person or limited liability of shareholders to evade debts, Party B considers that it may endanger the safety of creditor’s rights hereunder:

(IV) Any of the premises on loan issuance agreed in the Contract is not continuously met;

(V) If any one of the following cases occurs to the Guarantor, Party B considers that it may endanger the safety of creditor’s rights hereunder:

1. Violate any provision under the contract of guarantee, or there is any falsehood, error or omission in the matters stated or promised.

2. Any circumstance of contract, trusteeship (takeover), leasing and shareholding reform, reduction of registered capital, investment, joint management, merger, acquisition, reorganization, division and joint venture, equity transfer, substantial increase in debt financing, applies for or is requested to apply for stopping business for internal rectification, applies for dissolution, revoked, applies for or is requested to apply for bankruptcy, change of controlling shareholders/actual controller or transfer of material assets, low-priced or free transfer of property, reduction or exemption of third-party debts, failure to exercise creditor’s rights or other rights, suspend production, goes out of business, being imposed high fines by competent authority, being of cancellation of registration, being revoked business license, involving in big legal disputes, meeting serious difficulties in production and operation and deterioration of financial conditions, reduction of credit status or being unable to properly perform duties as legal representative or main responsible person may affect the guarantor’s ability to undertake the guarantee;

3. Other cases in which the ability of guarantee is or may be lost;

(VI) Any of the following cases occur to the mortgage or pledge, and Party B considers that it may endanger the obligatory rights under the Contract:

1. Mortgaged property or pledge property (pledge rights) damage, loss and reduction in value caused by the act of the third person, state collection, confiscation, expropriation, unpaid recovery, relocation, market conditions change or any other reasons.

2. Mortgaged property or pledge property is seized, detained, frozen, deducted, in lien, auction, supervision of the executive authorities or the ownership dispute;

3. The mortgager or pledger violates any provisions of the mortgage contract or pledge contract, or there is any falsehood, error and omission in the statement and guarantee;

4. Other cases that may endanger the realization of mortgage or pledge of Party B;

(VII) Where a guarantee is not established, not effective, invalid, revoked, and cancelled, the guarantor breaks a contract or clearly expresses or, in its conduct, indicates that it will not perform the liability to guarantee, or the guarantor is partially or totally lost in guarantee ability, and the collateral is devalued, etc., Party B thinks these may endanger the safety of creditor’s rights hereunder: Or

(VIII) Other cases that Party B deems might endanger the safety of the creditor’s rights under the Contract.

IV. Party B’s Remedial Measures

Party B has the right to exercise one or several rights below without prior notice, if the cases agreed in Clause (II) or (III) thereof:

(I) Suspend to issue the loan;

(II) Conditions of supplementary loan distribution and repayment;

(III) Change the loan payment method in accordance with the agreement of the Contract;

(IV) Party B shall announce that the loan is matured immediately, require Party A to immediately repay principal, interest and expense of all matured and unmatured debts under this contract;

(V) Correspondingly adjust, cancel or terminate the borrowing limit, or adjust the validity period of the loan limit.

(VI) If Party A fails to use the loan according to the contract, default interest and compound interest of the embezzled part by Party A are calculated and collected based on the penalty interest rate and the interest settlement mode in the contract from the date of failing to use the loan for the specified purpose to the date on which the principal and interest are paid off in full.

(VII) In the cases of overdue loan, if Party A fails to pay off loan principal and interest (including all or part loan principal and interest announced to be due by Party B), default interest and compound interest of the embezzled part by Party A based on the penalty interest rate and the interest settlement mode in the contract from the overdue date to the date on which the principal and interest are paid off in full. Loan overdue refers to the behavior that Party A fails to pay off the loan on schedule or repays the loan exceeding the agreed time limit of the installment plan.

Before the loan is due, the compound interest Party A fails to pay in time will be calculated and collected in accordance with the loan interest rate and interest settlement method under the Agreement.

(VIII) Other remedial measures, including but not limited to:

1. Transfer the corresponding amount in RMB or other currencies from Party A’s account opened in China Construction Bank without prior notice to Party A;

2. Exercise the guarantee right;

3.Require Party A to provide new guarantee which meets Party B’s requirements for all the debts under the contract;

4. Refuse that Party A disposes of the corresponding amount of deposits in Party A’s accounts opened in China Construction Bank (including but not limited to the fund withdrawal account);

5. Terminate this Contract

Article 12 Miscellaneous

I. Expense undertaking

1. All expenses (including but not limited to the cost of litigation, the fees for arbitration, property preservation fee, travel costs, execution fee, auction fee, notarization fee, delivery costs, publication fee, legal costs) actually incurred due to Party A’s breach of any agreement in this contract or Party B’s realization of the creditor’s rights, shall be borne by Party A.

2. For other expenses, both parties agreed as follows: Unless otherwise agreed in the Contract, the financing-related storage, appraisal, lawyer services, insurance and other expenses (if any) under this contract and the expenses that can be borne by the financing party stipulated in accordance with laws and regulations, shall be borne by Party A The expenses incurred by Party B in conducting due diligence on financing under this Contract shall be borne by Party B.

II. Use of Party A’s information

Party A agrees that Party B queries Party A’s credit status from the basic database of financial credit information and other legally established credit rating agencies, and agrees that Party B provides the basic financial credit information database with Party A’s information. Party A also agrees that Party B may reasonably use and disclose the information of Party A based on the business requirements.

III. Collection announcement

In cases that Party A defaults on the loan capital and interests or commits other breaches, Party B shall have the right to inform relevant department or organs of the cases and collect the overdue debts through an announcement to press.

IV. The efficacy of the evidence kept by Party B

Unless there is reliable and certain contrary evidence, the internal accounting records related to the principle, interest, expense and repayment record, bill, voucher produced or retained by Party B in the business processes of Party A’s drawings, repayment, payment of interest, etc., and record and voucher of Party B’s loan collection shall constitute the conclusion evidences for effectively proving the creditor’s rights and debts relations between Party A and Party B. Party A shall not raise an objection for the only reason that the above records, bill of document and vouchers are made or kept by Party B unilaterally.

V. Reservation of rights

Party B’s rights hereunder shall not affect and exclude any rights enjoyed according to laws, regulations and other contracts. Any tolerance, extension, preference on the breach of contract or delay behavior, or postponement of exercising of any right under the contract will not be regarded as the waiver of rights and interests under the contract or permission or approval of the violation behavior on the contract, and it will not restrict, prevent and hinder the continuous exercise of the right or any other rights, or result in Party B’s assumption on obligation and responsibility for Party A.

VI. Except the debts under this Contract, if Party A is liable to Party B for other due debts, Party B has the right to transfer money in RMB or other currencies from the accounts opened by Party A in the system of China Construction Bank to pay off any due payment, and Party A agreed not to put forward any dissents.

VII. Collection of payables

For all the payables under this contract of Party A, Party B is entitled to collect RMB or other currencies from the account opened in system of China Construction Bank by Party A without noticing the Party A in advance. Party A shall be obliged to assist Party B in handling foreign exchange settlement or foreign exchange transactions, and the exchange rate risks shall be borne by Party A.

VIII. Dispute resolution

Disputes arising from the performance of this Contract can be settled through negotiation or by the first method following if negotiation fails:

1. File a lawsuit to local people’s court of Party B

2. Submit to _/_ Arbitration Commission (the place of arbitration is _/_) for arbitration in accordance with the existing and effective arbitration rules when applying for the arbitration. The arbitral award shall be deemed as final and binding on both parties.

During the litigation or lawsuit, the terms of the contract that are not involved in disputes shall still be performed.

IX. Conditions for the effectiveness of the contract

This contract comes into effect after the borrower authorizes the client to click “Confirm” and complete the operation of electronic channel confidentiality verification.

Information materials such as tips, notices and announcements related to this business and clearly indicated by the lender to the borrower through online banking of China Construction Bank, mobile banking and other channels during the business handling process under this contract are all effective components of this contract.

X. Other agreed terms

1. Both parties to this contract confirm and agree that: This contract is signed in the form of data messages approved by both parties; The electronic signature method in the lender’s electronic system used by the borrower is a reliable electronic signature method agreed by both parties; The way for the Borrower to log in to the lender’s electronic system is an identity authentication method recognized by both parties. All operations after passing this identity authentication are deemed as the borrower’s (or his authorized agent’s) actions, and the borrower promises to undertake the responsibility of the legal consequences arising therefrom.

2. The electronic banking service agreement and relevant business rules announced irregularly by the lender through outlets, websites or electronic banking channels shall be abided by when the borrower handles loans through the lender’s electronic banking channel. The aforesaid agreements and business rules are supplemented and applicable to the relation of rights and obligations between both parties under this contract.

3. The notice to be transferred by any party to the other party of this contract must be conducted subject to the mailing address, contact number or other contact information listed in the contract.

4. If the communication address and other contact information of the borrower change, the lender shall be notified in written form within five working days from the date of the changes. The legal consequences caused by not notifying promptly shall be borne by the party with changes. It shall be deemed that the lender has performed the obligation of delivery if it sends relevant written letters, notifications, etc. in accordance with the borrower’s communication address, contact telephone or fax of recorded in the Contract (if it is changed, it shall be subject to address designated in the effective written notification). If the lender is confronted with matters that need to be notified to the borrower, the lender may give a notice through putting up the announcement, internet banking, telephone banking, mobile banking, etc. at the lender’s outlet.

5. The price and other expenses under the Contract shall include the VAT tax price, but except as otherwise agreed by the parties.

6. Invoice

6.1 Party B shall issue invoices according to the following provisions of Item (2):

(1) In case that Party A requires issuing invoices, Party B shall legally issue the VAT invoice of the payment amount after receiving Party A’s payment.

(2) Other agreements: ／

6.2 Invoicing information provided by Party A

Company name (full name): Xinjiang Hemujia Trading Co., Ltd

Taxpayer ID No.: [*]

Bank Account: [*]

Deposit Bank: Renmin Road Sub-branch in Urumqi City, China Construction Bank Corporation

Address: No.26 Wenhua Road, Tianshan District, Urumqi City

Tel.: [*]

6.3 In the event that the invoice needs to be canceled or the red invoice needs to be issued, Party A shall provide the assistance in time according to Party B’s requirements. In case that the invoice cannot be canceled or the red invoice cannot be issued due to Party A, Party A shall compensate for Party B’s all losses, including but not limited to the taxes, additional taxes, penalties and overdue fines.

7. Party A shall provide Party B with full and accurate filing data of VAT tax preference in time according to Party B’s requirements, so as to assist Party B in completion of the tax filing, etc., if Party A belongs to the overseas institution of the People’s Republic of China, and the price and other expenses under this contract are applicable to the tax preference and need the tax filing pursuant to the laws, regulations, rules or related provisions of related departments.

Article 13 Terms of statement

I. Party A knows clearly the scope of business and authorized permission of Party B.

II. Party A has read all clauses of the Contract. In response to Party A’s request, Party B has made explanation to the corresponding explanations of this contract. Party A has thoroughly known and fully understood the implications of the articles of this contract and relevant legal consequences.

III. Obligations of Party A to sign and fulfill this contract shall meet the provisions of the laws, administrative regulations, rules and Party A’s Articles of Association or internal organizational documents, and have been approved by the company’s internal competent authorities and/or national competent authorities.

IV. Party A’s production and business are legal and corresponding with regulations;

V. Party A has the ability to continue the business and has legal repayment sources;

VI. Party A promises that all loans under this Contract are based on the actual needs of specific purposes of the loans and the actual demands are not exceeded.

VII. Party A and its controlling shareholder have good credit status and have no major record of bad credit.

VIII. Party B is entitled to entrust China Construction Bank and other branch institutions to issue loans under the Contract and perform and fulfill Party B’s obligations under the Contract, and Party A has no objection over this.

XI. Party A declares that there is no act or situation in violation of environmental and social risk management laws, rules and regulations by itself and important related parties when this contract is concluded; Meanwhile, Party A promises that after this contract is concluded, it will strengthen the environmental and social risk management of itself and its important related parties, strictly abide by the laws, rules and regulation relating to the environmental and social risk management, and eliminate hazards and related risks (including but not limited to the environmental and social problems relating to energy dissipation, pollution, land, health, safety, resettlement of residents, ecological protection, energy conservation and emission reduction, climatic change, etc.) to the environment and society in the construction, production and operating activities. Party A agrees that Party B shall be entitled to supervise Party A’s environmental and social risk management, and to require Party A to submit an environmental and social risk report. If the aforementioned statement of Party A is false or the aforementioned promise is not performed, or environmental and social risks may be caused by Party A, Party B is entitled to stop credit granting to Party A (including but not limited to refusing to issue loans, providing financing, drawing letters of guarantee, letters of credit or bank acceptance bills, etc.), or declare that the principal and interest of the creditor’s rights (including but not limited to loans, financing, advance payments that have been occurred or may occur, etc.) expire in advance, or take other relief measures agreed in this contract or permitted by law.

Party A (official seal)

Xinjiang Hemujia Trading Co., Ltd (seal)

Legal representative (responsible person) or authorized agent (signature): Wang Baolin (seal)

July 15, 2021

Party B (official seal)

Renmin Road Sub-branch in Urumqi City, China Construction Bank Corporation (seal)

Responsible person or authorized agent (Signature):

Ma Qiumei

July 15, 2021